                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our reports dated March 6, 2006, accompanying the consolidated financial statements, schedules and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Ramco-Gershenson Properties Trust and subsidiaries on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Ramco-Gershenson Properties Trust and subsidiaries on Forms S-3 (File Nos. 333-99345, 333-113948) and Forms S-8 (File Nos. 333-66409, 333-42509 and 333-121008).


/s/ Grant Thornton LLP

Detroit, Michigan
March 6, 2006